                                                                Exhibit 99(e)(4)

                                 AMENDMENT NO. 1
                                       TO
                             DISTRIBUTION AGREEMENT

     AMENDMENT NO. 1 to DISTRIBUTION AGREEMENT, effective as of February 28, 2004 by and between The Glenmede Fund, Inc., a company organized under the laws of the state of Maryland (the "Fund") and Quasar Distributors, LLC., a Delaware limited liability company (the "Distributor").

     WHEREAS, the Fund and the Distributor entered into a Distribution Agreement dated October 1, 2001, as amended from time to time (the "Distribution Agreement"); and

     WHEREAS, the Fund and the Distributor desire to amend the Distribution Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.   AMENDMENTS.

     (a) APPENDIX A to the Distribution Agreement is hereby amended by deleting such APPENDIX A in its entirety and replacing it with APPENDIX A attached hereto as Exhibit I.

2.   MISCELLANEOUS.

     (a) Except as amended hereby, the Distribution Agreement shall remain in full force and effect.

     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


QUASAR DISTRIBUTORS, LLC                  THE GLENMEDE FUND, INC.


By:                                       By:
    -----------------------------             --------------------------

Name:                                     Name: Mary Ann B. Wirts
      ---------------------------               -----------------

Title:                                    Title: President
       --------------------------                ----------------

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                             THE GLENMEDE FUND, INC.
                             DISTRIBUTION AGREEMENT

                                   APPENDIX A
                             AS OF FEBRUARY 28, 2004

FUNDS OF THE GLENMEDE FUND, INC.             CLASS
-----------------------------------------------------------------------------
Government Cash Portfolio                    Single class of shares

Tax-Exempt Cash Portfolio                    Single class of shares

Core Fixed Income                            Single class of shares

Strategic Equity Portfolio                   Single class of shares

Institutional International Portfolio        Single class of shares

International Portfolio                      Single class of shares

Small Cap Equity Portfolio                   Institutional Shares
                                             Advisor Shares

Large Cap Value Portfolio                    Single class of shares

Small Capitalization Growth Portfolio        Single class of shares

Large Cap 100 Portfolio                      Single class of share

Large Cap Growth Portfolio                   Single class of shares


The Glenmede Fund, Inc.                Quasar Distributors, LLC


By:                                    By:
   -------------------------               ---------------------------
   Name:  Mary Ann B. Wirts                Name:
   Title: President                        Title:

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